EXHIBIT 10.4

                      ESCROW AGREEMENT WITH THE INDEPENDENT
                            BANKERS' BANK OF FLORIDA

                                        7

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March ___, 1998
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March ___, 1998

Independent Bankers' Bank of Florida
P.O. Box 4998
Orlando, Florida  32802-4998

Attention:        John Wulbern, President

Gentlemen:

         (1) Citizens Community Bancorp, Inc., a Florida corporation (the "Company"), proposes to offer for sale up to 1,000,0000 shares of its common stock, $0.01 par value, (the "Common Stock") in an Initial Offering (to existing shareholders and depositors) and then to the general public in a Community Offering. The Initial Offering and Community Offering are collectively referred to as the "Offering". The Common Stock being issued shall be registered under the Securities Act of 1933, as amended. The Common Stock will be offered at a price of $7.50 per share with a minimum subscription per subscriber of 100 shares. A minimum of 300,000 shares ($2,250,000) of Common Stock must be sold by 5:00, p.m., Local Time, on _________, 1998 (120 days after the date of the Prospectus) or the Offering will be terminated and of the funds held in the Escrow Account (together with interest) will be refunded to the subscribers.


         (2) The Company hereby appoints and designates you as Escrow Agent for the purposes set forth herein. By your signature hereto, you acknowledge and accept said appointment and designation. The Company understands that you, by accepting said appointment and designation, in no way endorse the merits of the Offering described herein. The Company agrees to notify any person acting on its behalf that your position as Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of your name as an endorsee of such Offering. The Company further agrees to allow you to review any sales literature in which your name appears and which is used in connection with such Offering.

         (3) The Common Stock shall deliver all payments received for purchase of the Common Stock (the "Subscription Funds") to you in the form in which they are received along with copies of Order Forms and written acceptances of the Company for Units for which the Subscription Funds represent payment, within six
(6) business days after their receipt. Upon receipt of such written acceptance by the Company, the Escrow Agent shall deposit such funds into the Escrow Account. The Company shall also deliver to you completed copies of the Order Forms for each subscriber, along with such subscriber's name, address, number of shares subscribed and social security or taxpayer identification number.

         (4) Subscription Funds shall be held and disbursed by you in accordance with the terms of this Agreement.

         (5) In the event any Subscription Funds are dishonored for payment for any reason, you agree to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return such dishonored Subscription Funds to the Company in the form in which they were delivered to you.


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March ___, 1998
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         (6) Should the Company elect to accept a subscription for less than the number of shares of Common Stock shown in the purchaser's Order Form, by indicating such lesser number of shares of Common Stock on the written acceptance of the Company transmitted to you, you shall deposit such payments in the Escrow Account and then, upon separate instruction from the Company, remit within ten (10) days after such deposit to such subscriber at the address shown in his Order Form that amount of his Subscription Funds in excess of the amount which constitutes full payment of the number of subscribed shares of Common Stock accepted by the Company as shown in the Company's written acceptance, without interest or diminution. Said address shall be provided by the Company to you as requested.

         (7)  Definitions as used herein:

                  (a)"Total Receipts" shall mean the sum of all Subscription Funds delivered to you pursuant to Paragraph (3) hereof, less (i) all Subscription Funds returned pursuant to Paragraphs (5) and (6) hereof; and (ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.

                  (b) "Expiration Date" shall mean 5:00 P.M., Local Time, on _________ ___, 1998 (120 days following the Effective Date of registration of the Offering with the Securities and Exchange Commission) for the Minimum Offering and ____________, 1999 for the Community Offering, unless previously terminated by the Company. If the Minimum Offering is sold and closed, any profit or earnings received on the Subscription Funds held in the Escrow Account will be retained by the Company. After the Minimum Offering has closed, the Company will continue to offer shares in the Community Offering. Subscription Funds received in the Community Offering will be disbursed at the instructions of the Company. It is anticipated that there will be one closing per month. The Company will notify you of the date of Effective Date of registration as soon as practicable after such date has been determined.

                  (c) "Closing Date" shall mean the business day on which the Company after determining that all of the Offering conditions have been met, selects in its sole discretion. The Closing Date shall be confirmed in writing to you by the Company.

         (8) If, on or before the Expiration Date, of the Minimum Offering (i) the Total Receipts held by you equal or exceed $2,250,000; and (ii) the Company has certified to you in writing that the Company has not cancelled the Offering, then you shall:

                           (A) No later than 10:00 A.M., Local Time, one day prior to Closing Date (as that term is defined herein,) deliver to the Company all Order Forms provided to you; and

                           (B) On the Closing Date, no later than 10:00 o'clock A.M., Local Time, upon receipt of 24-hour written instructions from the Company, remit all amounts representing Subscription Funds, plus any profits or earnings, held by you pursuant hereto to the Company in accordance with such instructions.

         (9) If (i) the Escrow Release Conditions are not met by the Expiration Date or the Offering is canceled by the Company at any time prior to the Expiration Date, then upon written instructions from the Company you shall promptly remit to each subscriber at the address set forth in his Order Form an amount equal to the amount of his Subscription Funds thereunder, plus any profits or earnings thereon. The earnings accruing to any individual subscriber under this paragraph shall be a prorated share of the gross earnings on all funds under escrow, weighted by the amount and the duration of the funds tendered for the


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March ___, 1998
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individual  subscription  in  accordance  with  the  formula  contained  in  the
Prospectus - TERMS OF THE OFFERING. Under no circumstances will earnings accrue to any subscription canceled for any reason other than those provided for in this paragraph.

         (10) Pending disposition of the Subscription Funds under this Agreement, you shall invest such funds upon oral instructions, followed in writing, given to you by Richard Storm, Jr., Chairman and President or Stephen
A. McLaughlin, Vice President of the Company, in Federal Funds, in short-term direct obligations of the United States government (either directly or under repurchase agreement), in FDIC insured money market deposit accounts (not to exceed $100,000), and/or in short-term FDIC insured certificates of deposit (not to exceed $100,000), but in any case with maturities of 90 or less. If no such instructions are received by you, you will nevertheless invest the Subscription funds in any or all of the foregoing accounts or instruments as you may determine in your sole discretion.

         (11) Your obligations as Escrow Agent hereunder shall terminate upon your transferring all funds you hold hereunder pursuant to the terms of Paragraphs (8) or (9) herein, as applicable.

         (12) You shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which you believe to be genuine and what it purports to be.

         (13) You shall not be liable for anything which you may do or refrain from doing in connection with this Escrow Agreement, except your own gross negligence or willful misconduct.

         (14) You may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or your duties hereunder, and you shall incur no liability and you shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

         (15) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, you shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held by you under this Agreement, and in so doing you shall be entitled to continue to refrain from acting until; (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court of competent jurisdiction assuming and having jurisdiction of the Subscription funds involved herein or affected hereby; or
(b) all differences shall have been adjusted by agreement and you shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, you may, but need not, enter into the registry or custody of any court of competent jurisdiction in Orange County, Florida, money or property in your hands under the terms of this Agreement, together with such legal proceedings as you deem appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive you of your compensation earned prior to such filing. You shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve you in any cost, expense, loss or liability unless indemnification shall be furnished.

         (16) You may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) days notice period, you may deliver all Subscription Funds and Order Forms in your possession under this Escrow Agreement to any successor Escrow Agent appointed


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by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, you shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (15) and (17) affecting reimbursement of expenses, indemnity and fees.

         (17) You agree to charge the Company for your services hereunder a fee of $1,500.00, plus an additional fee of $5.00 for each check issued, $10.00 for each wire transfer, and $.50 for each photo copy necessitated in the performance of your duties, with total fees paid not to exceed $3,500.00. All actual expenses and costs incurred by you in performing your obligations under this Escrow Agreement will be paid by the Company. All fees and expenses shall be paid on the Closing Date by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.

         (18) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, to the respective addresses set forth herein. You shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless you have actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

         (19) The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of you and the parties hereto.

         (20) This Escrow Agreement shall be construed and enforced according to laws of the State of Florida.

         (21) This Escrow Agreement shall terminate and you shall be discharged of all responsibility hereunder at such time as you shall have completed your duties hereunder.

         (22) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         (23) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

         (24) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (25) The Company shall provide you with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to you any and all tax forms or reports required to be maintained or obtained by you.

         (26) Your signature hereto is your consent that a signed copy hereof may be filed with any Federal Government Agency or regulatory authority, and may be included as an Exhibit in the Prospectus to be furnished subscribers.



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March ___, 1998
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         Please  indicate your  acceptance of this Agreement by executing a copy of this letter and returning to the undersigned.

                                        Very truly yours,

                                        CITIZENS COMMUNITY BANCORP, INC.


                                        By:____________________________________
                                           Richard Storm, Jr.
                                           Chairman

Attest:


By:___________________________________
         Stephen McLaughlin
         Secretary/Treasurer










                                     ACCEPTED AND AGREED:

Attest:                              INDEPENDENT BANKERS' BANK OF
                                     FLORIDA


By:___________________________________   By:____________________________________

Title:________________________________   Title:_________________________________




                                (CORPORATE SEAL)


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